EXHIBIT 99.13

First NLC Securitization Trust 2005-4

Issuer

First NLC Securitization, Inc.

Depositor

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates with a file number of 333-127919. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (703) 469-1225.

COMPUTATIONAL MATERIALS

This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ appropriateness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.

If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.

By Loan Type		please use more rows if there are other type of loans

	No. of Mortgage Loans	Principal Balance	% of Principal Balance	Wt. Avg. Gross Coupon	% ARM	Wt. Avg. FICO	Wt. Avg. Effective Combined LTV	Wt. Avg. Debt-to- Income Ratio	% Full Documentation	% Refinancing	% Owner Occupied	% Investor Properties
ARM 2/28	883	181,678,905.62	23.46	7.683	100.00	613	86.02	43.97	40.33	60.59	93.40	6.60
ARM 2/28 - 60mo IO	590	166,081,047.08	21.45	7.131	100.00	658	92.89	44.61	29.31	37.76	99.74	0.26
ARM 2/28 - Balloon 40/30	105	26,165,349.09	3.38	7.520	100.00	619	83.57	44.15	34.25	71.68	100.00	0.00
ARM 3/27	1033	172,477,467.70	22.28	7.874	100.00	604	85.99	43.89	51.98	67.63	96.63	3.37
ARM 3/27 - 60mo IO	234	58,875,885.84	7.60	7.150	100.00	652	89.56	44.34	36.28	64.86	98.99	1.01
ARM 3/27 - Balloon 40/30	86	20,328,693.14	2.63	7.511	100.00	629	87.33	46.79	50.82	63.76	100.00	0.00
ARM 5/25	8	1,742,090.57	0.22	7.253	100.00	661	81.18	41.94	12.17	79.09	75.26	24.74
ARM 5/25 - 60mo IO	19	5,140,493.34	0.66	6.807	100.00	664	86.07	45.63	80.39	97.15	99.03	0.97
Fixed Rate	1274	133,598,313.15	17.25	8.502	0.00	633	84.92	42.82	52.58	68.55	96.41	3.59
Fixed Rate IO	35	8,189,843.64	1.06	7.000	0.00	666	79.74	43.12	58.01	96.53	100.00	0.00

By Original IO Term		please use more rows if there are other type of IO products

	No. of Mortgage Loans	Principal Balance	% of Principal Balance	Wt. Avg. Gross Coupon	% ARM	Wt. Avg. FICO	Wt. Avg. Effective Combined LTV	Wt. Avg. Debt-to - Income Ratio	% Full Documentation	% Refinancing	% Owner Occupied	% Investor Properties
60 months	878	238,287,269.90	30.78	7.124	96.56	657	91.47	44.51	33.12	47.76	99.55	0.45

By Occupancy Status

	No. of Mortgage Loans	Principal Balance	% of Principal Balance	Wt. Avg. Gross Coupon	% ARM	Wt. Avg. FICO	Wt. Avg. Effective Combined LTV	Wt. Avg. Debt-to- Income Ratio	% Full Documentation	% Refinancing	% Owner Occupied	% Investor Properties
Owner Occupied	4118	750,172,387.79	96.89	7.681	81.74	628	87.70	44.22	42.67	59.94	100.00	0.00
2nd Homes	0	0.00	0.00	0.000	0.00	0	0.00	0.00	0.00	0.00	0.00	0.00
Investor Properties	149	24,105,701.38	3.11	7.780	80.13	654	79.47	36.87	47.60	64.48	0.00	100.00

By Documentation

	No. of Mortgage Loans	Principal Balance	% of Principal Balance	Wt. Avg. Gross Coupon	% ARM	Wt. Avg. FICO	Wt. Avg. Effective Combined LTV	Wt. Avg. Debt-to- Income Ratio	% Full Documentation	% Refinancing	% Owner Occupied	% Investor Properties
Stated	2251	440,987,385.51	56.95	7.755	85.22	642	89.35	44.42	0.00	48.61	97.14	2.86
Full	1996	331,582,082.32	42.82	7.577	77.38	611	84.84	43.45	100.00	75.61	96.54	3.46
NIV	20	1,708,621.34	0.22	9.850	6.32	663	98.33	39.53	0.00	6.32	100.00	0.00

Debt-to-Income Ratio Distribution

Range	No. of Mortgage Loans	Principal Balance	% of Principal Balance	Wt. Avg. Gross Coupon	% ARM	Wt. Avg. FICO	Wt. Avg. Effective Combined LTV	Wt. Avg. Debt-to- Income Ratio	% Full Documentation	% Refinancing	% Owner Occupied	% Investor Properties
<=30	319	43,257,301.07	5.59	7.816	76.81	619	80.90	24.38	63.31	74.69	84.18	15.82
30.01-35.00	306	46,041,217.11	5.95	7.788	74.13	616	84.43	32.77	59.28	68.17	96.17	3.83
35.01-40.00	514	81,412,469.20	10.51	7.687	76.03	630	85.84	37.70	48.68	61.15	94.14	5.86
40.01-45.00	947	172,206,863.23	22.24	7.638	81.97	636	88.83	42.81	35.75	55.18	97.82	2.18
45.01-50.00	1798	353,699,290.66	45.68	7.710	84.67	632	89.18	47.94	32.27	56.30	98.60	1.40
50.01-55.00	382	77,581,947.90	10.02	7.526	80.60	613	83.58	52.83	79.23	74.08	97.37	2.63
55.01-60.00	1	79,000.00	0.01	7.000	100.00	550	59.85	56.17	100.00	100.00	100.00	0.00
>60.00	0	0.00	0.00	0.000	0.00	0	0.00	0.00	0.00	0.00	0.00	0.00
Wt. Avg. DTI = 43.99

Silent Seconds

	No. of Mortgage Loans	Principal Balance	% of Principal Balance	Wt. Avg. Gross Coupon	% ARM	Wt. Avg. FICO	Wt. Avg. Effective Combined LTV	Wt. Avg. Debt-to- Income Ratio	% Full Documentation	% Refinancing	% Owner Occupied	% Investor Properties
Loans with SS	1,128	254,243,349.05	32.84	7.257	97.09	659	99.61	44.76	26.72	20.64	99.75	0.25

Effective Combined LTV (taking into account the silent seconds) = 87.44

Credit	Enhancement Levels

	S&P LEVELS output for different ratings	Moody’s Credit Enhancement levels for different ratings
Aaa/AAA	24.34	30.95
Aa1/AA+	20.09	27.00
Aa2/AA	16.14	23.40
Aa3/AA-	14.69	21.20
A1/A+	12.99	19.25
A2/A	11.74	17.30
A3/A-	10.74	15.55
Baa1/BBB+	9.74	13.85
Baa2/BBB	8.74	12.40
Baa3/BBB-	7.74	11.10